EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement No. 333-221819 on Form S-8 of our report dated July 27, 2016, (which includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern) relating to the financial statements of Mustang Bio., Inc., for the period from March 13, 2015 (inception) through December 31, 2015, which appears in this Form 10-K.

/s/ Mayer Hoffman McCann P.C.

Orange County, California

March 29, 2018